As filed with the Securities and Exchange Commission on December 8, 2003

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Compass Minerals International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-3972986
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

8300 College Boulevard, Overland Park, Kansas 66210 (Address, including Zip Code, of Registrant’s Principal Executive Offices)

Copies to:

Gregory A. Ezring, Esq. Latham & Watkins LLP 885 Third Avenue Suite 1000 New York, New York 10022 (212) 906-1200
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐

Securities Act registration statement file number to which this form relates: 333-110250

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.01 par value Preferred Stock Purchase Rights	New York Stock Exchange New York Stock Exchange

Item 1.    Description Of Registrant’s Securities To Be Registered.

        For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock” in the Registrant’s Prospectus, which constitutes part of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-110250), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

Item 2.    Exhibits.

        The following exhibits are filed as part of this registration statement:

1	Registration Statement on Form S-1 (Registration No. 333-110250), originally filed with the Commission on November 5, 2003, as amended, is incorporated herein by reference.

3.1	Amended and Restated Certificate of Incorporation of Registrant. Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, File No. 333-110250, is incorporated herein by reference.

3.2	Amended and Restated By-laws of Registrant. Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, File No. 333-110250, is incorporated herein by reference.

3.3	Form of Rights Agreement, between the Registrant and American Stock Transfer & Trust Company, as rights agent, which includes, as Exhibit A thereto, the form of Certificate of Designations specifying the terms of the Preferred Stock, as Exhibit B thereto, the form of Rights Certificate and, as Exhibit C thereto, the Summary of Rights to Purchase Preferred Shares. Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, File No. 333-110250, is incorporated herein by reference.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Compass Minerals International, Inc.

Date: December 8, 2003	By:	/S/ MICHAEL E. DUCEY

Name: Michael E. Ducey
Title: President and Chief Executive Officer